UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2012, CNO Financial Group, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, the subsidiary guarantors named on the signature pages thereto (the “Subsidiary Guarantors”) and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $275.0 million in aggregate principal amount of the Company's 6.375% Senior Secured Notes due 2020 (the “Notes”) in an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be sold at an initial offering price of 100% of their principal amount, and the offering is expected to close, subject to customary closing conditions, on September 28, 2012.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for the Company, for which they received or will receive customary fees and expenses. In particular, the Company appointed Goldman, Sachs & Co. and J.P. Morgan Securities LLC as the dealer managers and the solicitation agents in connection with its previously announced tender offer and consent solicitation for its 9.00% Senior Secured Notes due 2018. In addition, affiliates of the Initial Purchasers are expected to act as agents and/or lenders under the new senior secured credit agreement that the Company intends to enter into concurrently with the closing of the Notes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Concurrently with the closing of the offering of the Notes, the Company expects to enter into a new senior secured credit agreement, consisting of a $425.0 million six-year term loan facility, a $250.0 million four-year term loan facility and a $50.0 million three-year unfunded revolving credit facility, and to repay all amounts outstanding under the Company's existing senior secured credit agreement.

The Company expects that interest rates with respect to loans under (i) the six-year term loan facility will be, at the Company's option, equal to a eurodollar rate, plus 3.75% per annum, or a base rate, plus 2.75% per annum, subject to a eurodollar rate “floor” of 1.25% and a base rate “floor” of 2.25%, (ii) the four-year term loan facility will be, at the Company's option, equal to a eurodollar rate, plus 3.25% per annum, or a base rate, plus 2.25% per annum, subject to a eurodollar rate “floor” of 1.00% and a base rate “floor” of 2.00% and (iii) the revolving credit facility will be, at the Company's option, equal to a eurodollar rate, plus 3.50% per annum, or a base rate, plus 2.50% per annum, in each case, with respect to revolving credit facility borrowings only, subject to certain step-downs based on the debt to capitalization ratio of the Company.

The information set forth under Item 7.01 of this current report is furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On September 20, 2012, the Company issued a press release announcing the pricing of the Notes, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this current report (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01(d).	Financial Statements and Exhibits.

10.1
Purchase Agreement, dated September 20, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several initial purchasers named therein.

99.1	Press Release of CNO Financial Group, Inc., dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: September 21, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase Agreement, dated September 20, 2012, by and among CNO Financial Group, Inc., the subsidiary guarantors named therein and Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several initial purchasers named therein.

99.1	Press Release of CNO Financial Group, Inc., dated September 20, 2012.